UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: October 13, 2004
(Date of earliest event reported)

FIRST HEALTH GROUP CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-15846	36-3307583
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Highland Avenue
Downers Grove, IL 60515
(Address of principal executive offices, including zip code)

(630) 737-7900
(Registrant’s telephone number, including area code)

     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On October 13, 2004, First Health Group Corp. (“First Health”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Coventry Health Care, Inc. (“Coventry”), pursuant to which First Health will merge with and into a wholly owned subsidiary of Coventry (the “Merger”). The Merger Agreement and the press release announcing the Merger were attached as exhibits to the Current Report on Form 8-K filed by First Health with the Securities and Exchange Commission on October 14, 2004.

     In connection with the Merger Agreement, First Health will commence an offer to purchase all of the outstanding options, whether or not vested, to purchase shares of First Health common stock (the “Option Tender Offer”). Upon consummation of the Option Tender Offer, First Health will pay cash to the holder of each validly tendered option in an amount for each option equal to the greater of (i) the amount by which $18.75 exceeds the exercise price of the option, if any, or (ii) $1.25, in each case less any applicable withholdings for taxes. The Option Tender Offer will be conditioned upon, among other things, satisfaction or waiver of all the conditions to the Merger set forth in the Merger Agreement. On or since October 13, 2004, certain holders of outstanding options to purchase shares of First Health common stock entered into agreements to, among other things, tender their options pursuant to the Option Tender Offer (the “Options Tender Agreement”). A copy of the form of Options Tender Agreement is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. This summary of the Options Tender Agreement is qualified in its entirety by reference to the exhibit attached. We have listed below the name of each of our directors and executive officers that has entered into, or has advised us that he or she intends to enter into, an Options Tender Agreement, his or her position with First Health and the number of outstanding options held by such person as of October 13, 2004:

Name of Optionholder	Position with First Health	Number of Options
James C. Smith	Chairman of the Board	861,000
Edward L. Wristen	President and Chief Executive Officer, Director	1,149,998
William R. McManaman	Senior Vice President and Chief Financial Officer	250,000
Joseph E. Whitters	Executive Vice President	267,252
A. Lee Dickerson	Executive Vice President	375,000
Patrick G. Dills	Executive Vice President	267,252
Susan E. Oberling	Senior Vice President, Operations	133,300
Susan T. Smith	Vice President, Secretary and General Counsel	180,000

Name of Optionholder	Position with First Health	Number of Options
Michael J. Boskin, Ph.D.	Director	212,000
Daniel S. Brunner	Director	64,000
Raul Cesan	Director	80,000
Ronald H. Galowich	Director	180,000
Harold S. Handelsman	Director	170,000
Don Logan	Director	204,000
William Mayer	Director	80,000
David E. Simon	Director	156,000

Additional Information

     This announcement is neither an offer to purchase nor a solicitation of an offer to sell options to purchase shares of First Health common stock. The Option Tender Offer has not commenced. At the time the Option Tender Offer is commenced, First Health will file a tender offer statement on Schedule TO with the Securities and Exchange Commission. The tender offer statement (including an offer to purchase and related offer documents) will contain important information that First Health’s optionholders should read carefully before any decision is made with respect to the Option Tender Offer. The offer to purchase, and all other documents filed with the SEC in connection with the Option Tender Offer will be available when filed free of charge at the SEC’s web site, www.sec.gov.

     This communication is not a solicitation of a proxy from any security holder of First Health. First Health and Coventry intend to file a registration statement on Form S-4 with the SEC in connection with the Merger. The Form S-4 will contain a prospectus, a proxy statement and other documents for the stockholders’ meeting of First Health at which time the proposed transaction will be considered. The Form S-4, proxy statement and prospectus will contain important information about First Health, Coventry, the Merger and related matters. Investors and stockholders should read the Form S-4, the proxy statement and prospectus and the other documents filed with the SEC in connection with the Merger carefully before they make any decision with respect to the Merger. The Form S-4, proxy statement and prospectus, and all other documents filed with the SEC in connection with the Merger will be available when filed free of charge at the SEC’s web site, www.sec.gov.

     All documents filed with the SEC by First Health in connection with the Merger and the Option Tender Offer will be made available to investors free of charge by writing to: First Health Group Corp., 3200 Highland

Avenue, Downers Grove, Illinois 60515, Attn: Investor Relations. All documents filed with the SEC by Coventry in connection with the Merger will be made available to investors free of charge by writing to: Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817, Attn: Investor Relations.

     First Health, Coventry, their respective directors and executive officers may be deemed participants in the solicitation of proxies from First Health’s stockholders. Information concerning First Health’s directors and certain executive officers and their direct and indirect interests in First Health is contained in its proxy statement for its 2004 annual meeting of stockholders. Information concerning Coventry’s directors and certain executive officers and their direct and indirect interests in Coventry is contained in its proxy statement for its 2004 annual meeting of stockholders. Additional information regarding the interests of these participants in the Merger will be available in the proxy statement regarding the Merger. Investors can obtain free copies of these documents from the SEC’s web site, www.sec.gov.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Form of Options Tender Agreement

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2004

FIRST HEALTH GROUP CORP.
By:	/s/ Edward L. Wristen
	Name:	Edward L. Wristen
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Form of Options Tender Agreement